As filed with the Securities and Exchange Commission on February 24, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
AIRVANA, INC.
(Exact name of registrant as specified in its charter)

Delaware	04-3507654
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

19 Alpha Road	01824
Chelmsford, Massachusetts
(Address of Principal Executive Offices)	(Zip Code)
2007 Stock Incentive Plan
(Full title of the plan)
Randall S. Battat
President and Chief Executive Officer
Airvana, Inc.
19 Alpha Road
Chelmsford, Massachusetts 01824
(Name and Address of Agent For Service)
(978) 250-3000
(Telephone number, including area code, of agent for service)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of		Proposed	Proposed maximum	Amount of
securities to be	Amount to be	maximum offering	aggregate offering	registration
registered	registered (1)	price per share (3)	price (3)	fee
Common Stock, $0.001 par value per share	3,146,558 shares (2)	$5.56	$17,494,862.48	$688

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of an additional 3,146,558 shares issuable under the 2007 Stock Incentive Plan pursuant to the terms of such plan.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on February 18, 2009.

SIGNATURES
INDEX TO EXHIBITS
EX-5.1 Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
EX-23.2 Consent of Ernst & Young LLP

STATEMENT OF INCORPORATION BY REFERENCE
     This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statements on Form S-8, File No. 333-152816, filed by the Registrant on August 6, 2008, relating to the Registrant’s 2007 Stock Incentive Plan, and File No. 333-144724, filed by the Registrant on July 20, 2007, relating to the Registrant’s 2000 Stock Incentive Plan and 2007 Stock Incentive Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chelmsford, Massachusetts, on this 24th day of February, 2009.

AIRVANA, INC.
By:	/s/ Randall S. Battat
Randall S. Battat
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned officers and directors of Airvana, Inc., hereby severally constitute and appoint Randall S. Battat and Jeffrey D. Glidden, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Airvana, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
     Pursuant to the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Randall S. Battat Randall S. Battat	President, Chief Executive Officer and Director (Principal Executive Officer)	February 24, 2009

/s/ Jeffrey D. Glidden Jeffrey D. Glidden	Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	February 24, 2009

/s/ Hassan Ahmed Hassan Ahmed, Ph.D.	Director	February 24, 2009

/s/ Robert P. Badavas Robert P. Badavas	Director	February 24, 2009

/s/ Gururaj Deshpande Gururaj Deshpande, Ph.D.	Director	February 24, 2009

/s/ Paul J. Ferri Paul J. Ferri	Director	February 24, 2009

/s/ Anthony S. Thornley Anthony S. Thornley	Director	February 24, 2009

/s/ Sanjeev Verma Sanjeev Verma	Vice President, Femto Business and Corporate Development and Director	February 24, 2009

INDEX TO EXHIBITS

Number	Description

4.1	Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the registrant’s Report on Form 8-K filed on July 25, 2007 (File No. 001-33576) and incorporated herein by reference)

4.2	Amended and Restated By-Laws of the Registrant (filed as Exhibit 3.4 to the registrant’s Registration Statement on Form S-1 (File No. 142210) and incorporated herein by reference)

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24	Power of Attorney (included on the signature page of this registration statement)